Exhibit D-13

               FEDERAL COMMUNICATIONS COMMISSION

      Application for Authorization in the Microwave Service
                       Parts 74 and 101


                         FILING FEE

(a)Fee Type Code
   PATM

(b)Fee Multiple
   90

(c)Fee Due for Fee Type Code in (a)
   $45.00

(d)Total Amount Due
   $4050

FEE Use Only

                             APPLICANT

1.   Legal Name of Applicant
     Southern California Gas Company

2.   Voice Telephone Number
     (213) 780-5463

3.   Assumed Name Used for Doing Business (if any)

4.   Fax Telephone Number
     (213) 780-5410

5.   Mailing Address, Street or P.O. Box
     Terminal Annex ML 711Q, P.O. Box 513249

     Attention:

6.   City
     Los Angeles

7.   State
     CA

8.   Zip Code
     90051-1249

9.   E-mail or Internet Address

10.  Taxpayer Identification Number
     95-1240705

11. Name of Contact Representative (if other than applicant)

12.  Voice Telephone Number

13.  Contact Representative Firm or Company Name

14.  Fax Telephone Number

15.  Mailing Address, Street or P.O. Box

16.  City

17.  State

18.  Zip Code

                     CLASSIFICATION OF FILING

19.  Type of Applicant
   (C) Individual  Partnership  Corporation
       Unincorporated Association  Governmental Entity

20.  Does applicant qualify as a Non-Commercial Educational
     Broadcaster?  (N)  Yes  No

21. If this filing is an Amendment to a pending application:

     File number of pending application:
     Receipt Date:

22.  Eligibility Rule Section
     90.35(a)

23.  Service Type Code
     OFS

24.  Does this filing propose a waiver or exception to the
     Commission's Rules?  *If "yes", attach exhibit
     explaining circumstances.  (N) Yes   No

25. Does this filing pose potential Interference to Geostationary Satellite Operation? *If "yes" attach exhibit explaining circumstances. (N) Yes No

26.  Is notification to the National Radio Astronomy
     Observatory required? If "Yes", provide date of notification: (N) Yes No

27. If this filing is in reference to an existing station at the same location, give the call sign. If this filing is for a Transfer of Control or Assignment of Authorization, list all call signs to be transferred or assigned:

     See Exhibit A attached hereto.

28.  The purpose of this filing is to:  (H)
     Enter one or more letters that correctly describes the purpose of this filing.
     A request an initial authorization for a new station
       (all)
     B request authorization for modification of an
       existing licensed station (all)
     C request authorization for a minor modification
       (Private and Common Carrier)
     D request authorization to renew an existing licensed
       station (all)
     E request authorization to reinstate an expired
       licensed station (all)
     F request a full assignment of a radio station
       authorization (Private)
     G request authorization of a developmental station
       (Private and Common Carrier)
     H request authorization for transfer of control
       (Private)
     I request authorization to convert from Private to
       Common Carrier (Common Carrier)
     J request amendment to a pending application (all)

29. If this filing is for modification of an existing licensed station, or is for a partial assignment of authorization, specifically describe changes requested.

30.  Number of associated applications filed as a system

31. FCC File Numbers of associated applications filed as a system, if known

32.  Type of MAS Operation  (   )
     Two-way master-remote
     One-way outbound
     One-way Inbound
     Mobile meter reader
     Subfrequency operation
     Multiple master operation


33.  Requested Authorization Expiration Date
       Month                    Day

           POINT OF CONTACT FOR TECHNICAL OPERATIONS

34.  Mailing address street or geographical description

35.  Voice Telephone Number
     (     )

36.  City

37.  State

38.  Zip Code

                BROADCAST AUXILIARY APPLICANTS

39.  Name of Broadcast Auxiliary frequency coordinator

40.  Voice Telephone Number
     (     )

41.  Call Sign of associated Broadcast Station, if any

42.  Radio Service Code of associated Broadcast Station

                  TRANSFER OF CONTROL APPLICANTS

43.  Is this a pro forma Transfer of Control?  (N)  Yes   No

44. Is each station named in item 27 of this filing constructed and operational? (N) Yes No

45.  Name of Transferee
     SEMPRA ENERGY

46.  Transferee's Mailing Address, Street
     101 Ash Street

47.  City
     San Diego

48.  State
     CA

49.  Zip Code
     92101




                       ENVIRONMENTAL POLICY

50. Would a Commission grant of any proposal in this application or amendment have a significant environmental effect as defined by 47 CFR 1.1307?
     *If "yes", attach environmental assessment as required by 47 CFR 1.1308 and 47 CFR 1.1311. (N) Yes No


                FOREIGN GOVERNMENT REPRESENTATION

51. Is the applicant a foreign government or the representative of any foreign government? (N) Yes
     No


          COMMON CARRIER APPLICANTS - ALIEN OWNERSHIP

52.  Is the applicant an alien or the representative of an
     alien?*   (  )  Yes   No

53.  Is the applicant a corporation organized under the laws
     of any foreign government?*  ( )  Yes   No

54. Is the applicant a corporation of which any officer or director is an alien or of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized
     under the laws of a foreign country?*  (  )  Yes   No

55. Is the applicant a corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized
     under the laws of a foreign country? (  )  Yes   No

     *If yes, attach exhibit explaining nature and extent of alien or foreign ownership or control.

*If yes, attach exhibit explaining circumstances.


                    BASIC QUALIFICATIONS
(To be completed by Private Operational Fixed and Common
                 Carrier applicants only.)

56. Has the applicant or any party to this application or amendment had any FCC station authorization, license or construction permit revoked or had any application for an initial, modification or renewal of FCC station authorization, license, construction permit denied by the Commission?* (N) Yes No

57. Has the applicant, or any party to this application or amendment, or any party directly or indirectly controlling the applicant ever been convicted of a felony by any state or federal court?* (N) Yes No

58. Has any court finally adjudged the applicant, or any person directly or indirectly controlling the applicant, guilty of unlawfully monopolizing or attempting unlawfully to monopolize radio communication, directly or indirectly, through control of manufacture or sale of radio apparatus, exclusive traffic arrangement or any other means or unfair methods of competition?* (N) Yes No

59. Is the applicant, or any person directly or indirectly controlling the applicant, currently a party in any pending matter referred to in the preceding two items?*
     (N)  Yes  No

60.  Is this a Common Carrier corporation?  (N)  Yes  No
     If "Yes" attach exhibit showing names, addresses and citizenship of those stockholders owning of record and/or voting 10 percent or more of the filer's voting stock and the percentages so held. In the case of fiduciary control, indicate the beneficiary(ies) or class of beneficiaries. Also list the name and address of the officers and directors of the applicant as well as any controlling corporations. If this information is currently up to date and on file with the Commission, this additional exhibit is not required with this filing.
     (N)  Yes  No

*  If "yes", attach exhibit explaining circumstances.


                        CERTIFICATION

The APPLICANT waives any claim to the use of any particular frequency or of the electromagnetic spectrum as against the regulatory power of the United States because of the previous use of the same, whether by license or otherwise, and requests an authorization in accordance with this application. The applicant certifies that neither the applicant nor any other party to the application* is subject to a denial of Federal benefits, that includes FCC benefits, pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C., Section 862, because of a conviction for possession or distribution of a controlled substance. All statements made in exhibits are a material part hereof and are incorporated herein as if set out in full in this application. The undersigned, individually and for the applicant, hereby certifies that all statements made in this application and in all attached exhibits are true, complete and correct to the best of his or her knowledge and belief, and are made in good faith.

  *See 47 CFR 1.2002(b) for the meaning of "party to the application" for these purposes.

61.  Typed Name of Person Signing
     Richard D. Farman
     John L. Estes

62.  Title
     President
     Vice President and Chief Information Officer

63.  Signature
     /s/Richard D. Farman
     /s/John L. Estes

64.  Date
     May 22, 1998
     May 21, 1998

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. Code, Title 18, Section 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(A)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).







                             EXHIBIT A
                           FCC FORM 415
                    SOUTHERN CALIFORNIA GAS COMPANY
                    AUTHORIZED MICROWAVE CALL SIGNS

Call Sign           Site           Radio Service     Notes


WAJ999              REDLANDS             OFS
WAK200              CRESTLINE            OFS
WBD383              SANTA PAULA          OFS
WCK69               VISALIA              OFS
WCK70               KERNVILLE            OFS
WEH481              BOX SPRINGS          OFS
WEH482              BEAUMONT             OFS
WEH483              WHITEWATER           OFS
WEH484              PALM DESERT          OFS
WEH485              CACTUS CITY          OFS
WEH486              DESERT CITY          OFS
WHC560              SANTA MARIA          OFS
WNEN850             NORTHRIDGE           OFS
WNEN851             ANAHEIM              OFS
WNEN852             BEAUMONT             OFS
WNEN853             BLYTHE               OFS
WNEN854             COMPTON              OFS
WNEN856             TEHACHAPI            OFS
WNEN857             DOWNEY               OFS
WNEN858             EL CENTRO            OFS
WNEN859             TUJUNGA              OFS
WNEN860             GOLETA               OFS
WNEN862             VALENCIA             OFS
WNEN864             MONTEBELLO           OFS
WNEN865             MONTEREY PARK        OFS
WNEN866             MONTEREY PARK        OFS
WNEN867             NEWBERRY SPRINGS     OFS
WNEN868             NEWHALL              OFS
WNEN869             CHATSWORTH           OFS
WNEN870             OILDALE              OFS
WNEN871             PALM SPRINGS         OFS
WNEN872             PICO RIVERA          OFS
WNEN873             PLAYA DEL REY        OFS
WNEN874             VENTURA              OFS
WNEN876             MALIBU               OFS
WNEN878             SANTA MARIA          OFS
WNEN879             SUNSET RIDGE         OFS
WNEN880             LOS ANGELES          OFS
WNEN881             TAFT                 OFS
WNEN882             GLENDALE             OFS
WNEN883             VICTORVILLE          OFS
WNEN887             TAFT                 OFS
WNEN888             SAN DIMAS            OFS
WNEN889             VICTORVILLE          OFS

                         EXHIBIT A
                       FCC FORM 415
                  SOUTHERN CALIFORNIA GAS COMPANY
                  AUTHORIZED MICROWAVE CALL SIGNS

Call Sign           Site           Radio Service     Notes

WNEN890             BARSTOW              OFS
WNEN891             MONTEREY PARK        OFS
WNEQ775             NEWBURY PARK         OFS
WNEV847             CACTUS CITY          OFS
WNEV848             DESERT CITY          OFS
WNEW279             TORRANCE             OFS
WNEW280             RANCHO PALOS VERDES  OFS
WNEW414             NORTHRIDGE           OFS
WNEX343             VENTURA              OFS
WNTA668             MOJAVE VALLEY        OFS
WNTA669             NEEDLES              OFS
WNTG512             KERNVILLE            OFS
WNTH202             OILDALE              OFS
WNTH203             KERN                 OFS
WNTH204             TAFT                 OFS
WNTH205             SANTA MARIA          OFS
WNT1375             LOS ANGELES          OFS
WN1T1579            NEW SALEM            OFS
WNTJ578             COALINGA             OFS
WNTJ579             COALINGA             OFS
WNTJ964             NEEDLES              OFS
WNTJ965             NEEDLES              OFS
WNTJ966             NEEDLES              OFS
WNTK527             MONTEREY PARK        OFS
WNTK528             KERNVILLE            OFS
WNTP732             CORONA               OFS
WNTR759             SAN LUIS OBISPO      OFS
WNTT674             PALM DESERT          OFS
WNTU722             BAKERSFIELD          OFS
WNTY213             GLENDALE             OFS
WNTY214             BAKERSFIELD          OFS
WON43               SANTA MARIA          OFS
WON44               SAN LUIS OBISPO      OFS
WPJF744             BEAUMONT             OFS
WPNA831             SANTA BARBARA        OFS
WPNC579             BLYTHE               OFS
WPNC580             PARKER ARIZONA       OFS
WPNC581             LAKE HAVASU CITY     OFS
WPNE306             VISALIA              OFS
WPNM316             RANCHO BERNARDO      OFS
WPNM472             FALLBROOK            OFS
WPNM473             LAKE ELISINORE       OFS
WPNM474             SAN DIEGO            OFS
WPNM720             SIGNAL HILL          OFS


                                               FCC Form 415
                                        Transfer of Control
                            Southern California Gas Company
                                                  Exhibit B


               DESCRIPTION OF TRANSACTION

          The instant application seeks the FCC's approval of the transfer of control of the corporate licensee, Southern California Gas Company ("SoCal Gas"). Southern California Gas company is the principal subsidiary of Pacific Enterprises. Pacific Enterprises and Enova Corporation ("Enova"), the parent company of San Diego Gas & Electric Company, have agreed to a business combination in which they will become a subsidiary of a new holding company to be named Sempra Energy. This strategic merger of equals will be a tax-free transaction accounted for as a pooling of interests in which common shareholders of Pacific Enterprises and Enova will receive 1.5028 shares of Sempra Energy for each share of Pacific Enterprises and one share of Sempra Energy common stock for each share of Enova common stock. The preferred stock of Pacific Enterprises will reaming outstanding.

          This strategic merger will be of substantial benefit to the customer of both of the FCC corporate licensees. Pacific Enterprises and Enova expect to receive all approvals from other necessary regulatory agencies to consummate the business merger. Thus, grant of this application would serve the public interest, convenience and necessity.






FCC Form 415
Southern California Gas Company
Exhibit C

         Five of the ninety (90) operational fixed microwave authorizations have facilities whose construction is in progress, but are not completely constructed and have not been placed in operation. These five (5) call signs are WPNM316; WPNM472; WPNM473; WPNM474; and WPNM720.

         During the pendency of the approval of the merger of the two utility companies by the various governmental entities, including the FCC, Southern California Gas Company ("SoCal Gas") has continued to conduct its day-to-day operations as needed, including obtaining authorizations for new microwave facilities to handle the conduct of the company's business. The five microwave call signs at issue were recently granted, and, thus, insufficient time has passed to permit completion of construction. SoCal Gas submits that neither cancellation of the call signs to allow the transfer of control to be completed nor delay in the FCC's approval of the transfer of control would be in the public interest. Nor would permitting transfer of control of a de minimus number of unreconstructed facilities undermine the Commission's rules governing the microwave services.

          Accordingly, SoCal Gas asks that the Commission grant the transfer of control of these five licenses for which the underlying facilities have not been constructed.